Exhibit 99.3

BIOAFFINITY TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 18, 2023, Precision Pathology Laboratory Services, LLC (“PPLS”), a Texas limited liability company and wholly owned subsidiary of bioAffinity Technologies, Inc. (“bioAffinity”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Dr. Roby P. Joyce, M.D. (“Owner”) and Village Oaks Pathology Services, P.A. (the “Seller”) pursuant to which PPLS purchased the non-medical assets of the Seller (the “Acquisition”). In addition, PPLS will provide certain management services to the Seller in all clinical pathology laboratory services, administrative, and non-medical services for pathologists to support community-based pathology medical groups. Pursuant to the Asset Purchase Agreement, PPLS paid at the Closing a cash payment of $2,500,000 to Seller ($1,822,630) and debt balances owed ($370,370) at the time of the Acquisition, and paid into an escrow account $350,000 to satisfy contingent and non-contingent post-closing obligations and issued 564,972 shares of bioAffinity’s common stock to Seller having a value of $1,000,000.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Acquisition. These unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the bioAffinity and PPLS. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the bioAffinity and PPLS, has been prepared assuming the Acquisition closed on December 31, 2022, and includes preliminary adjustments to reflect the events that are directly attributable to the Acquisition and factually supportable. In addition, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and the six months ended June 20, 2023, combines the historical consolidated statements of operations of bioAffinity and PPLS as if the Acquisition has occurred on January 1, 2022 and has also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results.

bioAffinity has prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that it believes are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent bioAffinity’s actual financial position or results of operations had the Acquisition occurred on that date specified nor do they project bioAffinity’s results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the Acquisition may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the Acquisition or other costs relating to the integration of the two companies, or other historical acquisitions that were undertaken by bioAffinity.

The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, with bioAffinity considered the acquiring company. Based on the acquisition method of accounting, the consideration paid for the non-medical assets of the Seller is allocated to its assets and liabilities based on their fair value as of the date of the completion of the Acquisition. The purchase price allocation and valuation is based on preliminary estimates, subject to final adjustments and provided for informational purposes only.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the bioAffinity’s historical consolidated financial statements and accompanying notes included in bioAffinity’s Annual Report on Form 10-K for the year ended December 31, 2022.

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BIOAFFINITY TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

	Historical			Pro forma	Pro forma
	bioAffinity	PPLS[1]		Adjustments	Combined
ASSETS
Current assets:
Cash and cash investments	$8,279,182	$382,648	(1)	$(2,500,000)	$6,161,830
Accounts and other receivables, net	90,232	1,330,792			1,421,024
Inventory	10,101	-			10,101
Prepaid assets	279,687	9,316			289,003
Total current assets	8,659,203	1,722,756		(2,500,000)	7,881,958

Property and Equipment, net of accumulated depreciation	207,377	339,978			547,355
Operating lease right-of-use asset, net	-	445,599			445,599
Finance lease right-of-use asset, net	-	1,183,652			1,183,652
Goodwill	-	-	(2)	1,990,520	1,990,520
Other assets	6,920	8,000			14,920
Total non-current assets	214,297	1,977,229		1,990,520	4,182,046

Total assets	$8,873,499	$3,699,985		$(509,480)	$12,064,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$174,404	$65,644			$240,048
Accrued expenses	515,663	247,129			762,792
Unearned Revenue	42,750	-			42,750
Notes payable, current portion	-	19,506	(3)	(19,506)	-
Operating lease liability, current portion	-	101,570			101,570
Finance lease liability, current portion	-	393,626			393,626
Short-term loan	42,334	198,000	(3)	(198,000)	42,334
Total current liabilities	775,152	1,025,475		(217,506)	1,583,120

Operating lease liability, net of current portion	-	350,619			350,619
Finance lease liability, net of current portion	-	1,031,917			1,031,917
Notes payable, net of long-term portion	-	112,424	(3)	(112,424)	-
Total non-current liabilities	-	1,494,960		-	1,382,536

Total liabilities	775,152	2,520,435		(329,930)	2,965,656

Stockholders (deficit) equity:
Common stock	59,887	5	(4)	3,955	64,518
			(5)	(5)
			(6)	676
Additional paid-in capital	47,978,892	-	(4)	996,045	49,145,303
			(6)	170,366
Accumulated (deficit) / earnings	(39,940,431)	1,179,545	(5)	(1,179,545)	(40,111,473)
			(6)	(171,042)
Total stockholders’ (deficit) equity	8,098,348	1,179,550		(179,550)	9,098,348
Total liabilities and stockholders’ equity	$8,873,499	$3,699,985		$(509,480)	$12,064,004

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BIOAFFINITY TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For Full Year Ended December 31, 2022

	Historical			Pro forma	Pro forma
	bioAffinity	PPLS		Adjustments	Combined

Net revenues	$4,803	$6,858,212			$6,863,015
Less: cost of sales	(467)	-			(467)
Gross Profit	4,336	$6,858,212			6,862,548

Operating expenses:
Research and development	1,142,777	-			1,142,777
Clinical development	145,546	-			145,546
Selling, General and administrative	2,716,889	7,184,802			9,901,691
Depreciation and Amortization	10,182	544,217			554,399
Total operating expenses	4,015,394	7,729,019			11,744,413
Loss from operations	(4,011,058)	(870,807)			(4,881,865)

Other income (expense):
Interest income	46,708	9,192			55,900
Interest expense	(2,532,640)	(63,308)			(2,595,948)
Other Income	-	8,775			8,775
Gain on extinguishment of debt	212,258	503,950			716,208
Unrealized gain (loss) on investments	(1,866,922)	(49,434)			(1,916,356)
Net loss before income taxes	(8,151,654)	(461,632)			(8,613,286)

Income tax expense	(2,459)	-			(2,459)

Net income (loss)	$(8,154,113)	$(461,632)			$(8,615,745)

Net loss per common share, basic and diluted	$(1.81)				$(1.70)

Weighted average common shares outstanding, basic, and diluted	4,498,964		(4)	564,972	5,063,936

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BIOAFFINITY TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For Six Months Ended June 30, 2023

	Historical			Pro forma	Pro forma
	bioAffinity	PPLS		Adjustments	Combined

Net revenues	$20,659	$3,610,549			$3,631,208
Less: cost of sales	(1,322)	-			(1,322)
Gross Profit	19,337	3,610,549			3,629,886

Operating expenses:
Research and development	704,741	-			704,741
Clinical development	54,888	-			54,888
Selling, General and administrative	2,552,792	3,633,108			6,185,900
Depreciation and Amortization	43,236	430,844			474,080
Total operating expenses	3,355,657	4,063,952			7,419,609
Loss from operations	(3,336,320)	(453,403)			(3,789,723)

Other income (expense):
Interest income	82,778	4,880			87,658
Interest expense	(3,015)	(57,777)			(60,792)
Other Income	-	5,149			5,149
Unrealized gain (loss) on investments	-	8,131			8,131
Net loss before income taxes	(3,256,557)	(493,020)			(3,749,577)

Income tax expense	(16,406)	-			(16,406)

Net income (loss)	$(3,272,963)	$(493,020)			$(3,765,983)

Net loss per common share, basic and diluted	$(0.38)				$(0.42)

Weighted average common shares outstanding, basic, and diluted	8,477,656		(4)	564,972	9,042,628

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical consolidated balance sheets of bioAffinity and PPLS and has been prepared as if the Acquisition had occurred on December 31, 2022. The unaudited pro forma combined statement of operations for the year ended December 31, 2022 and the six months ended June 30, 2023 combines the historical consolidated statement of operations of bioAffinity and PPLS and has been prepared has been prepared as if the Acquisition closed on January 1, 2022. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results.

The Acquisition was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method, the total estimated purchase price, or consideration transferred, is measured at the Acquisition closing date. The assets of the Seller have been measured based on various preliminary estimates using assumptions that bioAffinity’s management believes are reasonable utilizing information currently available. As such, the net book value of the assets (equipment, property and leases) at Acquisition are estimated to be materiality in line with estimated fair value. Therefore, no pro forma adjustments have been made to the acquired assets.

These pro forma financial statements are being provided for informational purposes only and do not claim to represent bioAffinity’s actual financial position or results of operations had the Acquisition occurred on that date specified nor do they project bioAffinity’s results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the Acquisition may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the Acquisition or other costs relating to the integration of the two companies, or other historical acquisitions that were undertaken by bioAffinity.

Purchase Price

The unaudited pro forma condensed combined financial information reflects the purchase price as follows:

Cash	$2,500,000
bioAffinity common stock issued (564,972 @ $1.77)	1,000,000
Purchase Price	$3,500,000

Purchase Price Allocation

Cash	$382,648
Receivables	1,330,792
Prepaids	9,316
PP&E	339,978
Right to use lease asset	1,629,251
Deposits	8,000
Payables	(65,644)
Accrued Expenses	(247,129)
Right to use lease liability	(1,877,732)
Goodwill	1,990,520
$3,500,000

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Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(1)	Cash: Reflects $2.5 million in cash consideration paid to the Seller.

(2)	Goodwill: Adjustments to record goodwill resulting from the Acquisition. Goodwill is not amortized but rather is assessed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired.

(3)	Debt: Adjustments to reflect the line of credit, notes payable, current portion, and notes payable, net of current portion of $198 thousand, $20 thousand, and $112 thousand, respectively, paid off by the Seller at closing.

(4)	Stock Issuance: Reflects the effect of 564,972 in common stock shares issuance to the Seller at a stock price of $1.77 and par value of $0.007.

(5)	Stockholders’ Equity: Adjustment to eliminate the Seller’s historical stockholders’ equity.

(6)	bioAffinity employee and board stock issuance: Reflects stock issuance of 71,715 restricted shares to board of directs on 7/1/2022, 16,605 restricted stock issued before 6/30/2023 that has since vested, and 8,226 restricted shares to Peter Connor on 7/1/2022 (2,732), 8/1/2022 (2,717), and 9/1/2022 (2,777) at a par value of $0.007.

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